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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 13, 2012, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Broadwind Energy, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Broadwind Energy, Inc. on Form S-3 (File No. 333-176066, effective August 5, 2011) and Form S-8 (File No. 333-160039, effective June 17, 2009).

/S/ GRANT THORNTON LLP
Chicago, Illinois
March 13, 2012

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM